Exhibit 10.14(b)
STERLING CHEMICALS, INC.
FLEXIBLE SPENDING ACCOUNT PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2008)

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STERLING CHEMICALS, INC.
FLEXIBLE SPENDING ACCOUNT PLAN
(Amended and Restated Effective as of January 1, 2008)
SECTION 1.
Introduction
     Sterling Chemicals, Inc. desires to merge the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan into a single plan. The provisions contained in this document shall constitute the Sterling Chemicals, Inc. Flexible Spending Account Plan (the “Plan”), which is the merger of and an amendment and restatement of the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan (collectively, “Former Plans”) as they existed immediately prior to the Effective Date of this Plan. The Former Plans were originally effective as of August 1, 1986 and were amended and restated as of January 1, 1991.
     In order to effect the merger of the Former Plans, the Sterling Chemicals, Inc. Flexible Spending Account Plan is hereby amended and restated effective January 1, 2008 to read as hereinafter set forth:
     1.1 The Plan. The purpose of this Plan is to provide the employees of Sterling Chemicals, Inc. and its Affiliated Employers the opportunity to better provide for their welfare by providing a choice between cash and Qualified Benefits.
     1.2 Cafeteria Plan Status. This Plan is intended to qualify as a cafeteria plan under Section 125 of the Internal Revenue Code of 1986, as amended (“Code”), and is to be interpreted and administered in a manner consistent with the requirements of Code Section 125.
     1.3 Plan Administrator. This Plan is administered by the Employee Benefits Plans Committee of the Company which is given the authority by the Company to serve as Plan Administrator hereunder (“Plan Administrator”). The Plan Administrator shall be a “Named Fiduciary” for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     1.4 Effective Date. The Effective Date of this amended and restated Plan is January 1, 2008.
     1.5 Plan Year. This Plan is administered on the basis of a Plan Year (“Plan Year”). The Plan Year shall mean the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending on the following December 31.
     1.6 Benefit Plan Year. The Benefit Plan Year shall mean the Plan Year. The Benefit Plan Year for an Employee who first becomes eligible to participate hereunder during a Plan Year shall be the period commencing on the date such Employee becomes a Participant and ending on the last day of the Plan Year. A Benefit Plan Year will be terminated prior to the end of a Plan Year for a Participant whose participation has ceased in accordance with the provisions of the Plan.
SECTION 2.
Definitions
     Wherever used herein, the following terms have the following meaning unless a different meaning is clearly required by the context:
     2.1 Affiliated Employer. “Affiliated Employer” means an entity which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code), or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code), or which is a member of an affiliated service group of employers (within the meaning of Section 414(m) of the Code) with the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
     2.2 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.3 Company. “Company” means Sterling Chemicals, Inc.
     2.4 Compensation. “Compensation” means the compensation (including payments for vacation or sick pay) paid to a Participant by the Employer during the Plan Year for services performed for the Employer which is currently includable in gross income pursuant to applicable provisions of the Code. Compensation shall be determined before reduction under an Earnings Reduction Agreement under the Plan (or under another cafeteria plan described in Section 125 of the Code), or any compensation deferral agreement under a plan described in Section 401(k) or Section 408(k) of the Code. Compensation shall also include any payments under the disability programs maintained by the Employer prior to a Participant’s Termination of Employment.
     2.5 Dental Plan. “Dental Plan” means the Dental Plan for eligible Employees maintained by the Employer.
     2.6 Dental Expense Contributions. “Dental Expense Contributions” means the contributions toward an Employee’s portion of the premiums under the Dental Plan.
     2.7 Dependent Care Expense Reimbursement Supplement. “Dependent Care Expense Reimbursement Supplement” means the Dependent Care Expense Reimbursement Supplement maintained as part of this Plan by the Company.
     2.8 Earnings Reduction Agreement. “Earnings Reduction Agreement” shall mean a written agreement signed by a Participant by which he agrees to reduce his cash compensation in order to receive one or more optional benefits under this Plan.
     2.9 Election Period. “Election Period” shall mean the time interval during which Employees may enroll or re-enroll in this Plan and Participants may modify or revoke their elections.

     2.10 Employee. “Employee” shall mean any common-law employee of the Employer. The term “Employee” shall also include former employees for the limited purpose of allowing continued eligibility for benefits under the Plan for the remainder of the Plan Year in which an Employee ceases to be employed by the Employer, but only to the extent specifically provided elsewhere under this Plan.
     2.11 Employer. “Employer” shall mean the Company and any other Affiliated Employer of the Company that has adopted this Plan.
     2.12 Health Care Expense Reimbursement Supplement. “Health Care Expense Reimbursement Supplement” means the Health Care Expense Reimbursement Supplement maintained as part of this Plan by the Company.
     2.13 Highly Compensated Employee. “Highly Compensated Employee” means an Employee as defined under Section 125 of the Code and regulations thereunder who is:
     (a) an officer;
     (b) a shareholder owning more than five percent (5%) of the voting power or value of all classes of stock of the Employer;
     (c) a highly compensated employee; or
     (d) a spouse or dependent (within the meaning of Section 152 of the Code) of an individual described in subparagraph (a), (b), or (c) above.
     2.14 Key Employee. “Key Employee” means any Employee or former Employee of the Employer or Affiliated Employer (and the beneficiaries of such Employees) as defined under Section 416(i)(1)(A) of the Code who at any time during the Plan Year is:
     (a) An officer of the Employer or Affiliated Employer having annual compensation (within the meaning of Code Section 414(q)(4)) from the Employer or Affiliated Employer for a Plan Year greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002).
     For purposes of this paragraph (a), no more than 50 Employees (or, if lesser, the greater of (i) three (3) or (ii) ten percent (10%) of the Employees shall be treated as officers. Employees described in Code Section 414(q)(5) shall be excluded in making this determination. The number of Employees for purposes of determining the maximum number of officers to be taken into account shall be based on the greatest number of Employees during the Plan Year.
     (b) An Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) interest in the Employer (or in an Affiliated Employer); or
     (c) An Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) interest in the Employer (or in an Affiliated Employer) and whose compensation (within the meaning of Code Section 414(q)(4)) for the Plan Year from the Employer and all Affiliated Employers is more than $150,000.
     Notwithstanding any provisions herein to the contrary, the determination of who is a Key Employee shall be made in accordance with Sections 125 and 416(i) of the Code and the regulations thereunder.
     2.15 Medical Benefits Plan. “Medical Benefits Plan” shall mean the Medical Benefits Plan (which includes a prescription drug benefit) maintained for eligible Employees of the Employer.
     2.16 Medical Expense Contributions. “Medical Expense Contributions” shall mean contributions toward an Employee’s portion of the premiums under the Medical Benefits Plan.
     2.17 Participant. “Participant” shall mean any Employee of an Employer who participates in this Plan.
     2.18 Plan. “Plan” shall mean the Sterling Chemicals, Inc. Flexible Spending Account Plan.
     2.19 Plan Committee. “Plan Committee” shall mean the Employee Benefits Plans Committee of Sterling Chemicals, Inc.
     2.20 Plan Year. “Plan Year” shall mean the twelve (12) month period commencing on each January 1 and ending on the following December 31.
     2.21 Qualified Benefit. “Qualified Benefit” shall mean (i) optional benefits described in Section 4.1 offered to a Participant under the Plan, the value or cost of which, with the application of Section 125(a) of the Code, is not includable in the gross income of the Participant by reason of an express provision of the Code; and (ii) any other benefit including cash which may be permitted from time to time as a Qualified Benefit (whether or not excludable from gross income of the Participant) under Section 125 of the Code and applicable regulations.
     2.22 Termination of Employment. “Termination of Employment” or “Terminates Employment” shall mean the severance of an Employee’s employment relationship with the Employer and all other Affiliated Employers.
SECTION 3.
Eligibility and Participation
     3.1 Eligibility. Each regular, full-time Employee who is scheduled to work at least 20 hours per week for the Employer shall be eligible to participate in this Plan. All eligible Employees shall become eligible to participate in a particular Qualified Benefit offered under the Plan in accordance with the terms of such Qualified Benefit, as determined by the Plan Administrator. In relation to the Health Care Expense Reimbursement Supplement and the Dependent Care Expense Reimbursement Supplement, all Employees shall become eligible to participate in such Supplements as of the first day that the eligibility requirements set forth in the first sentence of this Section 3.1 are satisfied.
     3.2 Commencement of Participation. Each eligible Employee shall become a Participant on the effective date of any election made pursuant to Section 4.3.
     3.3 Termination of Participation. A Participant shall cease to be a Participant in this Plan on the earlier of:
     (a) the date he terminates or revokes his election to participate in this Plan pursuant to Section 4.4(c) below; or
     (b) the date he Terminates Employment with an Employer or retires or dies; or
     (c) the date he ceases to satisfy the eligibility provisions set forth in Section 3.1; or
     (d) the date the Plan is terminated; or
     (e) the date his Employer ceases to participate in the Plan.
     3.4 Continuation of Coverage. Notwithstanding any provision to the contrary contained in this Plan, in the event the Employer is required by Code Section 4980B, or any regulations promulgated thereunder, to provide continuation of coverage under an employer-sponsored group health plan upon the occurrence of events described therein which would otherwise result in loss of coverage, then to the extent any optional benefit available for selection under the Plan is subject to such continuation of coverage rules, no provision herein shall operate to deny a continuation of coverage option with regard to such benefit. Such continuation of coverage option shall be offered in such manner and to such person or persons as required under the Code. A person who elects to receive such continuation coverage shall be required to pay the cost thereof, with the amount of such cost and the method of payment thereof being determined in a manner consistent with the applicable requirements of the Code, and regulations thereunder. Continuation of coverage premiums under the Code shall not be paid with pre-tax dollars under the Plan.
SECTION 4.
Qualified Benefits and Election Procedure
     4.1 Qualified Benefits. A Participant may elect under this Plan to receive his total Compensation for any Plan Year in cash or to designate that a specified portion of his Compensation be applied by the Employer toward one or more of the following benefits:
     (a) Payment of Medical Expense Contributions as defined in the Medical Benefits Plan or premiums for membership in a health maintenance organization extended to Participants by the Employer, not to exceed an amount equal to the Medical Expense Contributions under the Medical Benefits Plan for the selected level of coverage (“Option A”);

     (b) Benefits available to the Participant under the Health Care Expense Reimbursement Supplement (“Option B”);
     (c) Benefits available to the Participant under the Dependent Care Expense Reimbursement Supplement (“Option C”); and
     (d) Payment of Dental Expense Contributions as defined in the Dental Plan extended to the Participants by the Employer, not to exceed an amount equal to the Dental Expense Contributions under the Dental Plan for the selected level of coverage (“Option D”).
     4.2 Reference to Other Documents. The types, amounts, and costs of coverage and benefits of the Qualified Benefits described in Section 4.1 and other terms and conditions of eligibility for participation, coverage, and benefits may be set forth in separate written insurance contracts, certificates of coverage, separate written plans, contracts, supplements or other documents which represent such other Qualified Benefits. This Plan shall not operate in any way to modify the terms or conditions of such Qualified Benefits or be construed to require participation or coverage under such Qualified Benefits where such coverage or benefits are not available to a Participant under the terms thereof. Such insurance contracts, certificates of coverage, separate written plans, contracts, supplements or other documents providing such Qualified Benefits shall be controlling in every regard to the extent there is any conflict or inconsistency between the terms thereof and this Plan, provided, however, the terms and provisions of the documents evidencing the Qualified Benefits and the terms and provisions of the Plan shall be construed as mutually consistent to the fullest extent possible.
     4.3 Election of Qualified Benefits in Lieu of Cash. A Participant may elect under this Plan to receive one or more of the Qualified Benefits described in Section 4.1 in lieu of cash Compensation in accordance with the procedure described in Section 4.4. If a Participant elects Options A or D, the Participant’s cash Compensation will be reduced, and an amount equal to such reduction will be applied by the Employer to pay the Participant’s corresponding expense contributions under the corresponding plan on behalf of the Participant. If a Participant elects Options B or C, the Participant’s cash Compensation will be reduced, and an amount equal to the reduction will be credited by the Employer to a reimbursement account maintained for the Participant in accordance with the Health Care Expense Reimbursement Supplement or the Dependent Care Expense Reimbursement Supplement, as the case may be.
     4.4 Election Procedure.
     (a) Election Period and Procedure. Except as provided in Section 4.7 below, the benefit options may be elected, modified or revoked by a Participant only during an Election Period. Each Election Period shall begin approximately sixty (60) days prior to the commencement of the next Benefit Plan Year, as determined by the Plan Administrator. Each Election Period shall remain open until such date as the Plan Administrator shall determine, which date must be no later than the last day of the current Benefit Plan Year.

     At the beginning of each Election Period, the Plan Administrator shall provide one or more written election forms and Earnings Reduction Agreements to each Participant and each other eligible Employee. Each Participant or other eligible Employee shall make his elections, revocations or modifications on the necessary forms and shall agree to a reduction in Compensation by executing an Earnings Reduction Agreement.
     The amount of the reduction in the Participant’s Compensation for the Benefit Plan Year for the Option A election shall be the amount of the Medical Expense Contributions under the Medical Benefits Plan or the amount of the Participant’s premium payments to the applicable health maintenance organization, not to exceed the Medical Expense Contributions under the Medical Benefits Plan for the selected level of coverage. The amount of the reduction in the Participant’s Compensation for the Benefit Plan Year for the Option D election shall be the amount of the Dental Expense Contributions under the Dental Plan, not to exceed the Dental Expense Contributions under the Dental Plan for the selected level of coverage. The amount of the reduction in the Participant’s Compensation for the Benefit Plan Year for any Participant who elects Option B and/or Option C shall be a specified amount per pay period as elected by the Participant, subject to the limitations of the Health Care Expense Reimbursement Supplement and the Dependent Care Expense Reimbursement Supplement.
     Each election form and Earnings Reduction Agreement must be completed by the Participant and returned to the Plan Administrator on or before such date as the Plan Administrator shall specify, which date shall be no later than the end of the applicable Election Period.
     The Participant’s contribution or share of the cost of each elected Qualified Benefit, pursuant to an Earnings Reduction Agreement, shall be deemed (i) Employer contributions on behalf of such Participant to the extent that such Participant’s contribution or share of the cost of any such Qualified Benefit is excludable from income under applicable provisions of the Code and regulations; and (ii) Employee contributions to the extent that such Participant’s contribution or share of the cost of any Qualified Benefit is not excludable from income. The portion of an Earnings Reduction Agreement which applies to the portion of the Participant’s contribution or share of the cost of each elected Qualified Benefit which is a Qualified Benefit that may be paid on a non-taxable basis shall apply only to amounts of Compensation that (i) the Participant has not actually or constructively received, and (ii) do not otherwise become currently available to the Participant.
     (b) New Participants. Newly-hired eligible Employees who are hired after the Effective Date shall have an Election Period that shall begin on the date they commence employment and shall end thirty (30) days after the date of hire.
     Any eligible Employee who is eligible to elect to participate may do so as provided in Section 4.4(a) above.

     (c) Modification or Revocation of Election; Failure to Elect. Except as provided in Section 4.7 below, each option election shall remain in effect for the applicable Plan Year for which such election applies. A Participant may modify or revoke an election to participate during the Election Period for the next Plan Year.
     Unless modified or revoked during an Election Period, elections relating to Option A and Option D shall be automatically renewed for each successive Benefit Plan Year, unless the Plan Administrator provides timely notice to Participants that a new election form must be completed for a specific Plan Year. With respect to Option B and Option C, a Participant who fails to return a completed election form or Earnings Reduction Agreement to the Plan Administrator on or before the end of an Election Period shall be deemed to have elected to receive his total Compensation in cash and shall not be eligible to participate in Options B or C until the next Benefit Plan Year.
     A Participant who revokes his participation in this Plan during an Election Period is not eligible to re-enroll until the next succeeding Benefit Plan Year.
     4.5 Election Cutback. No election shall become valid to the extent it shall cause a Participant’s contributions to any retirement plan maintained by an Employer that is qualified under Section 401(a) of the Code, to exceed the limits placed on contributions by Section 415 of the Code.
     4.6 Forfeiture of Unused Benefits. Any amount of Compensation reduction not used for benefits incurred during a Plan Year shall be forfeited by the Participant to the Company.
     4.7 Revocation of Election. An Employee may not revoke an election of any available benefit after the start of the Benefit Plan Year and make a new election with respect to the remainder of the Benefit Plan Year unless both the revocation and new election are on account of, and consistent with, the requirements of this Section 4.7 and Treas. Reg. § 1.125-4.
     (a) Special Enrollment Rights. An Employee may revoke an election under a group health plan during a Benefit Plan Year and make a new election for the remaining portion of the Benefit Plan Year if the revocation and new election are both on account of a special enrollment event and are consistent with the special enrollment event. A special enrollment event occurs when an Employee is entitled to special enrollment rights under Code Section 9801(f) in relation to coverage under a group health plan as part of the portability provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA).
     (b) Change in Status. An Employee may revoke an election during a Benefit Plan Year and make a new election for the remaining portion of the Benefit Plan Year if the revocation and new election are both on account of a change in status and are consistent with the change in status. The following events shall constitute a change in status:
     (1) Legal Marital Status. Events that change an Employee’s legal marital status, including marriage, divorce, death of a spouse, legal separation or annulment in accordance with applicable state law;

     (2) Number of Dependents. Events that change an Employee’s number of dependents, including birth, adoption, placement for adoption, or death of a dependent;
     (3) Employment Status. Any of the following events that change the employment status of the Employee, spouse, or dependent: termination or commencement of employment, a strike or lockout, commencement or return from an unpaid leave of absence, or a change in worksite. In addition, if the eligibility conditions of this Plan or other employee benefit plan of the employer of the Employee, spouse, or dependent depend on the employment status of the individual and there is a change in that individual’s employment status with the consequence that the individual becomes (or ceases to be) eligible under the plan, then that change constitutes a change in employment under this subsection;
     (4) Dependent Eligibility Status. Events that cause the dependent to satisfy or cease to satisfy eligibility requirements for coverage on account of attainment of age, student status, or any similar circumstance;
     (5) Residence. A change in the place of residence of the Employee, spouse, or dependent; or
     (6) Such other event or events which may constitute a change in status permitting the revocation of an election and, if applicable, the filing of a new election during a Benefit Plan Year as permitted from time to time under applicable law and regulations.
     Benefit election changes under this provision are consistent with status changes only if they are necessary and appropriately reflect the result of the change of status.
     (c) Judgment, Decree, or Court Order. In the case of a judgment, decree, or order (collectively referred to herein as “order”) resulting from a divorce, legal separation, annulment, or change in legal custody (including a qualified medical child support order defined in Section 609 of ERISA) which requires accident or health coverage for an Employee’s child or for a foster child who is a dependent of the Employee, an Employee may change an election to provide coverage for the child for a benefit offered under the Plan if the order requires such coverage under the Employee’s plan; or to cancel coverage for the child if the order requires the Employee’s spouse, former spouse or another individual to provide coverage for such child and that coverage is, in fact, provided.
     (d) Entitlement to Medicare or Medicaid. If an Employee, spouse or dependent who is enrolled in an accident or health plan of the Employer becomes entitled to coverage (i.e., becomes enrolled) under Part A or Part B of Title XVIII of the Social Security Act (Medicare) (Public Law 89-97 (79 Stat. 291)) or Title XIX of the Social Security Act (Medicaid) (Public Law 89-97 (79 Stat. 343)), other than coverage consisting solely of benefits under Section 1928 of the Social Security Act (the program for distribution of pediatric vaccines), the Employee may make a prospective election change to cancel or reduce coverage of that Employee, spouse, or dependent under the accident or health plan. In addition, if an Employee, spouse, or dependent who has been entitled to such coverage under Medicare or Medicaid loses eligibility for such coverage, the Employee may make a prospective election to commence or increase coverage of that Employee, spouse, or dependent under the accident or health plan.
     (e) Family and Medical Leave Act (“FMLA”). An Employee taking leave under the FMLA (Public Law 102-530 (88 Stat. 829)) may revoke an existing election of accident or health coverage during a Plan Year and make such other election for the remaining portion of the period of coverage as may be provided for under FMLA.
     (f) Changes in Cost. If the cost of a Qualified Benefit increases or decreases during the Plan Year and, under the terms of the plan, Participants are required to make a corresponding change in their payments, the amount of a Participant’s election pertaining to the payment will automatically increase or decrease, as the case may be, for all affected Participants.
     Notwithstanding the foregoing, if the cost to an Employee for a Qualified Benefit significantly increases or significantly decreases during the Plan Year, the Employee may make a corresponding change in election under the Plan. Changes that may be made include commencing participation in the Plan for the option with a decrease in cost, or, in the case of an increase in cost, revoking an election for that coverage and, in lieu thereof, either receiving on a prospective basis coverage under another Qualified Benefit providing similar coverage or dropping coverage if no other similar Qualified Benefit is available.
     (g) Change in Coverage.
     (1) Significant Curtailment Without Loss of Coverage. If an Employee (or an Employee’s spouse or dependent) has a significant curtailment of coverage under a Qualified Benefit during a Plan Year that is not a loss of coverage (such as a significant increase in the deductible, co-pay or out-of-pocket cost under an accident or health plan), an Employee who had been participating in such plan may revoke an existing election with respect to that coverage and make a new election on a prospective basis for coverage under another Qualified Benefit providing similar coverage. Coverage under a plan is significantly curtailed only if there is an overall reduction in coverage provided to participants under the plan so as to constitute reduced coverage to participants generally.
     (2) Significant Curtailment With Loss of Coverage. If an Employee (or an Employee’s spouse or dependent) has a significant curtailment of coverage under a Qualified Benefit during a Plan Year that is a loss of coverage, an Employee may revoke an existing election with respect to coverage thereunder and may elect to either (i) receive on a prospective basis coverage under another Qualified Benefit providing similar coverage or (ii) drop coverage if no similar Qualified Benefit is available. For purposes of this subparagraph, a loss of coverage means a complete loss of coverage under the Qualified Benefit or other coverage option (including the elimination of a Qualified Benefit, an HMO ceasing to be available in the area where the individual resides, or the individual losing all coverage under the Qualified Benefit by reason of an overall lifetime or annual limitation). In addition, the Plan may, at the direction of the Administrator, treat the following as a loss of coverage:
     (i) A substantial decrease in the medical care providers available under the Qualified Benefit (such as a major hospital ceasing to be a member of a preferred provider network or a substantial decrease in the physicians participating in a preferred provider network or an HMO);
     (ii) A reduction in the benefits for a specific type of medical condition or treatment with respect to which the Employee or the Employee’s spouse or dependent is currently in a course of treatment; or
     (iii) Any other similar fundamental loss of coverage.
     (3) Addition or Improvement of a Qualified Benefit. If, during the Plan Year, a new Qualified Benefit or other coverage option is added or if coverage under an existing Qualified Benefit or other coverage option is significantly improved, an Employee (whether or not such Employee previously made an election under the Plan or has previously elected the Qualified Benefit) may revoke an existing election and, in lieu thereof, make an election on a prospective basis for coverage under the new or improved benefit package option.
     (4) Change in Coverage under Another Employer Plan. An Employee may make a prospective election change that is on account of and corresponds with a change made under another employer plan if (i) the cafeteria plan or qualified benefits plan permits its participants to make an election change permissible under the Code and Treasury Regulations thereunder or (ii) the Plan permits Participants to make an election for a Plan Year that is different from the plan year under the other cafeteria plan or qualified benefits plan.
     (5) Loss of Coverage under Other Group Health Coverage. An Employee may make an election on a prospective basis to add group health coverage under the Plan for the Employee, spouse or dependent if the Employee, spouse or dependent loses coverage under any group health coverage sponsored by a governmental or educational institution, including (i) a State’s children’s health insurance program (SCHIP) under Title XXI of the Social Security Act, (ii) a medical care program of an Indian Tribal government (as defined in Code Section 7701(a)(40)), the Indian Health Service, or a tribal organization, (iii) a State health benefits risk pool or (iv) a Foreign government group health plan.
     The Plan Administrator shall require the Participant to furnish a written request for change in benefit election. The request shall contain information relative to the change in status or other event described in this Section 4.7 sufficient for the Plan Administrator to determine that the criteria for such change has been satisfied and is in accordance with applicable law and regulations. The Plan Administrator shall have the right and the authority, but shall not be required, to request and receive any documents which it deems necessary to substantiate a change in status or other event described in this section. Such documents may include, but shall not be limited to, marriage certificate, divorce decree, birth or death certificate, or confirming letter from the spouse’s current or former employer. The requested election change must be consistent with the change in status or other event described in this section as determined by the Plan Administrator in its sole discretion. The Plan Administrator’s decision regarding the Participant’s ability to revoke or make a new election shall be final, conclusive, and binding on the Participant and all other persons, governmental agencies or entities.
     If a Participant is permitted to change elections on account of a change in status or other event described in this section, the Participant must complete new election forms and submit such forms to the Plan Administrator within thirty-one (31) days from the date the Plan Administrator approves the change. Any change which a Participant elects during a Benefit Plan Year because of a change in status or other event described in this section will be effective upon the later of (i) the actual date of occurrence of such event, or (ii) the date determined by the Plan Administrator, which date shall not be prior to the date the new election form is filed with the Plan Administrator.
SECTION 5.
Forfeitures
     5.1 Unused Credits. If a Participant elects benefit options described in this Plan, the credit in each of his reimbursement accounts may be used only to provide benefits under the Plan for which the account was established and to reimburse the Participant only for the qualifying expenses incurred by him in the Benefit Plan Year for which the credit was established, and only if the Participant applies for reimbursement on or before the date specified by the Plan Administrator following the close of the Benefit Plan Year. Such date shall be timely communicated to Participants and shall be approximately four months after the close of the Benefit Plan Year. Unused credits cannot be (i) used by Participants to provide another form of benefit under this Plan, (ii) carried over and applied against expenses incurred in the next Benefit Plan Year (except as specifically permitted during a Grace Period as set forth in the Supplements to this Plan) or (iii) paid to the Participant as current or deferred compensation.
     5.2 Forfeiture Caused by Termination, etc. If a Participant who elects a benefit option described in this Plan terminates his employment with an Employer or retires, dies or no longer receives supplemental payments under the Employer’s long term disability program, the Participant’s Earnings Reduction Agreement shall terminate, subject to the requirements of Section 3.4 of the Plan. The Participant or his estate shall be entitled to reimbursement only for expenses relating to each account that are incurred during the same Benefit Plan Year prior to the date his termination or other separation occurred. Any amounts not utilized for such expenses shall be treated as unused credits.
     5.3 Forfeiture of Unused Credits. If, after the close of the Benefit Plan Year on a date specified by the Plan Administrator, it is determined by the Plan Administrator that unused credits exist in any Participant’s account, the unused credits shall be forfeited by the affected

Participants. The forfeitures from the accounts maintained for each of the options available under this Plan shall be considered separately. After the Plan Administrator declares the forfeitures from each account, such forfeitures shall be used by the Plan Administrator as permitted under applicable Treasury Regulations and DOL Regulations.
SECTION 6.
Nondiscrimination
     6.1 Provisions to Prevent Discrimination. This Plan is intended to be administered in a manner which complies with the applicable nondiscrimination requirements of (i) Section 125 of the Code and regulations issued thereunder as described below or such other Section of the Code and regulations thereunder which from time to time may be applicable to cafeteria plans under Section 125 of the Code; and (ii) other applicable provisions of the Code or regulations which may apply separately to the Qualified Benefits offered hereunder.
     The exclusion from income rule described in Section 125(a) of the Code may not apply to a Highly Compensated Employee for a Plan Year for which the Plan discriminates in favor of Highly Compensated Employees as to eligibility to participate, contributions, or benefits under the Plan. The exclusion from income rule described in Section 125(a) of the Code may not apply to a Key Employee for a Plan Year for which statutory nontaxable benefits provided to Key Employees (without regard to group term life insurance exceeding the dollar limitation of Section 79 of the Code) exceeds twenty-five (25%) percent of such benefits provided for all Employees under the Plan.
     For purposes of applying the nondiscrimination rules of Section 125 of the Code, Employees of Affiliated Employers shall be treated as employed by a single Employer.
     If the Plan Administrator determines during any Plan Year that the Plan may fail to satisfy any nondiscrimination requirement imposed by the Code or applicable regulations, or exceed any limitation on benefits provided to Highly Compensated Employees or such other employee or classification of Employees for whom benefits may not be discriminatory under the Code or regulations, the Plan Administrator shall have the discretion and authority to take such action as it deems necessary to assure compliance with such nondiscrimination requirement or limitation. Such action may include, without limitations, a modification or limit on elections by Highly Compensated Employees or such other Employees for whom benefits may not be discriminatory under the Code or regulations.
     A Participant shall be deemed upon executing an Earnings Reduction Agreement to have expressly consented to any modifications or limitations deemed necessary by the Plan Administrator in order to comply with applicable nondiscrimination requirements. Any reduction of benefits which may be necessary to meet the nondiscrimination tests of applicable law or regulations shall be made by the Plan Administrator on a uniform and nondiscriminatory basis. Contributions which may not be made to the Plan because of reductions in elections imposed by the Plan Administrator under this Section shall be included in the gross income of the affected Participant or forfeited as the case may be.

     6.2 Nondiscrimination not Guaranteed. Neither the Employer, Plan Administrator, nor any agent or representative thereof represents that this Plan, the benefits provided hereunder, or contributions made hereto are at any particular point in time nondiscriminatory as determined in accordance with applicable provisions of the Code and regulations. The Employer, Plan Administrator, and any agent or representative thereof shall be held harmless by any Employee, Participant, their representatives, heirs, beneficiaries, dependents, estate, administrators or assigns from any and all tax liability of whatsoever nature which might arise by reason of the Plan being deemed discriminatory at any time and for any reason under any provision of the Code or regulations.
     6.3 Inclusion in Income. In the event any portion or all of a Qualified Benefit becomes taxable to a Participant by reason of the Plan being deemed discriminatory, such taxable benefit shall be treated as received or accrued in the taxable year of the Participant in which the Plan Year ends unless applicable law requires inclusion in income at some other point in time in which case such law shall be controlling.
SECTION 7.
Plan Administration
     7.1 Plan Administrator. The Plan, including each Supplement, shall be administered by the Plan Committee. It shall be the principal duty of the Plan Administrator to determine that the provisions of the Plan are carried out in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan.
     7.2 Plan Administrator’s General Powers, Rights and Duties. The Plan Administrator shall have full power to administer the Plan in all of its details, subject to the applicable requirements of law. For this purpose, the Plan Administrator is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in the Plan, or any other document, and in addition is given, but not limited to, the following powers, rights and duties:
     (a) to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their contributions or benefits under the Plan, to interpret the Plan, and to remedy ambiguities, inconsistencies or omissions;
     (b) to adopt such rules of procedure and regulations, including the establishment of any claims procedure that may be required by law, as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan;
     (c) to direct payments or distributions from the Plan in accordance with the provisions of the Plan;
     (d) to furnish the Company with such information as may be required by it for tax or other purposes as respects the Plan; and

     (e) to employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate or delegate to them such powers, rights and duties as the Plan Administrator may consider necessary or advisable to properly carry out the administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.
     All rules, regulations and decisions of the Plan Administrator shall be uniformly and consistently applied to persons in similar circumstances. The decision of the Plan Administrator shall be final, binding, and conclusive as to all affected parties.
     When making any determination hereunder, the Plan Administrator shall be entitled to rely upon any information or directions furnished, or actions taken, by the Employer, an Affiliated Employer, any plan administrator of a qualified benefit plan, Employee, Participant, dependent, beneficiary, or other party. Furthermore, it is intended that the Plan Administrator shall be responsible for the proper exercise of its powers, duties, and responsibilities hereunder, and shall not be responsible for any act, or failure to act, of the Employer, an Affiliated Employer, Employee, Participant, or other party.
     7.3 Nondiscriminatory Exercise of Authority. Whenever any discretionary action by the Plan Administrator is required, the Plan Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.
     7.4 Information Required by Plan Administrator. The Employer shall furnish the Plan Administrator with such data and information as the Plan Administrator may deem necessary or desirable in order to administer the Plan. The records of the Employer as to an Employee’s or Participant’s period or periods of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the Plan Administrator’s satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the Plan Administrator with such evidence, data or information as the Plan Administrator considers necessary or desirable to administer the Plan.
     7.5 Examination of Records. The Plan Administrator will make available to each Participant such of his records under the Plan as pertain to him, for examination at reasonable times during normal business hours.
     7.6 Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by, or in accordance with the instructions of any plan that is a Qualified Benefit, or by accountants, counsel or other experts employed or engaged by the Plan Administrator.
     7.7 Claims and Review Procedures. If any Participant believes he is being denied any rights or benefits under a Qualified Benefit offered by the Plan, such Participant may file a claim in writing with the Plan Administrator. If any claim filed by a Participant under a Qualified

Benefit is wholly or partially denied, the procedure pursuant to which a claimant may appeal such decision shall be governed by the claims review procedures under the documents pertaining to such Qualified Benefit and in accordance with applicable law and regulation regarding claims review procedures which may be applicable to such Qualified Benefit.
     Notwithstanding the foregoing, any claim which arises under the Medical Benefits Plan or the Dental Plan shall not be subject to review under this Plan, and the Plan Administrator’s authority under this Section 7.7 shall not extend to any matter as to which a plan administrator under such other plan is empowered to make determinations under such plan.
     7.8 Indemnification of Plan Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Plan Administrator or as a member of the Plan Committee (including any Employee or former Employee who formerly served as Plan Administrator or as a member of the Plan Committee) against all liabilities, damages, costs and expenses (including attorney’s fees and amounts paid in settlement of any claim to act in connection with the Plan), if such act or omission is in good faith.
SECTION 8.
Amendment and Continuation of Section 125
     8.1 Amendment and Termination. While the Company expects and intends to continue the Plan, the Company reserves the right to amend, retroactively or prospectively, the Plan from time to time or to terminate it. The Plan may at any time and from time to time be amended or modified by action of the Company. Any such amendment or modification shall become effective on such date as the Company shall determine and may apply to persons eligible to receive benefits or persons receiving benefits under the Plan at the time thereof, or both, as well as to persons eligible to receive benefits in the future. This Plan may be terminated at any time with the approval of the Board of Directors of the Company, and no further benefits shall accrue or be paid under this Plan.
     Except as may be required in order to meet the requirements of the Code, ERISA or any other applicable state or federal law, no action of the Company hereunder shall alter the operation of the Plan as it applies to Employees with whom or with whose representatives there exists a written agreement pertaining to Plan benefits, during the term of any such agreement.
     8.2 Continuation of Section 125. This Plan is predicated upon the continuation of the existence of Section 125 of the Code, and shall terminate if Section 125 of the Code is repealed.
SECTION 9.
Adoption of Plan by Affiliated Employers
     9.1 Adoption of Plan. An Affiliated Employer may adopt this Plan for all or any classification of its Employees by furnishing to the Plan Administrator:
     (a) a properly written instrument executed by the Affiliated Employer setting forth its agreement to be bound by all the terms, provisions, conditions, and limitations of this Plan; and

     (b) any other information required by the Employer, Plan Administrator, or any person or agent acting on behalf of the Employer or Plan Administrator.
     9.2 Effect of Adoption. The adoption instrument, when executed, shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliated Employer, nor any act performed by it in relation to this Plan, shall ever create a joint venture or partnership relationship between it and any other Company. This Plan, as modified by the adoption instrument of any Company, will be a separate Plan from that adopted by any other Company.
     9.3 Termination of Participation by Affiliated Employer. An Affiliated Employer may terminate its participation in the Plan by executing and delivering to the Plan Administrator a written notice which specifies the date on which its participation in the Plan will terminate. Such termination of participation in the Plan shall have no effect with respect to the Employer or any other Affiliated Employer which continues to maintain the Plan for its Employees.
SECTION 10.
General Provisions
     10.1 Notices. Each Participant entitled to benefits under the Plan must file in writing with the Plan Administrator such Participant’s post office address and each change of post office address. Any communication, statement or notice addressed to any such Participant at the last post office address filed with the Plan Administrator will be binding upon such person for all purposes of the Plan, and neither the Plan Administrator nor the Company shall be obligated to search for or ascertain the whereabouts of any Participant. Any notice or document required to be given to or filed with the Plan Administrator shall be considered as given or filed if delivered or mailed by registered mail, postage prepaid, to the Benefits Representative in care of Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002.
     10.2 Source of Payments. To the extent a Qualified Benefit is provided by an insurance carrier, payment of such benefit shall be made through and in accordance with the provisions of the contract or instrument governing such Qualified Benefit. All other benefits paid under the Plan shall be paid from the general assets of the Employer.
     Neither the Employer nor the Plan Administrator guarantee benefits payable under any insurance policy, contract, or other agreement for insured benefits described or referred to herein. Any Qualified Benefits payable thereunder shall be the exclusive responsibility of the insurer or entity which is required to provide such benefits under such policy, contract, or other agreement.
     In the case of any benefit provided pursuant to an insurance policy, contract, or other agreement with a third party, the Employer reserves the right to change insurers, policies, contracts, or agreement without changing the language of this Plan document. The Employer shall provide copies of the documents representing the benefits provided through third parties to the Plan Administrator.
     10.3 Fiscal Records. The fiscal records of this Plan are to be maintained on the basis of the Plan Year.

     10.4 Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
     10.5 No Vested Interest. Except for the right to receive any benefit payable under this Plan, no person shall have any right, title or interest in or to the assets of the Employer because of this Plan.
     10.6 Interests Not Transferable. Except as may be required by law, including the federal income and employment tax withholding provisions of the Code, or of an applicable state’s income tax act, the interests of Participants and their beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
     10.7 No Guarantee of Tax Consequences. Neither the Plan Administrator nor the Employer makes any commitment or guarantee that any amounts paid to or for the benefit of a Participant will be excludable from the Participant’s gross income for federal or state income tax purposes, or that any other federal or state tax treatment will apply to or be available to any Participant. It shall be the obligation of each Participant to determine whether each payment is excludable from the Participant’s gross income for federal and state income tax purposes, and to notify the Employer if the Participant has reason to believe that any such payment is not so excludable.
     10.8 Facility of Payment. When a Participant entitled to benefits under the Plan is under a legal disability, or, in the Plan Administrator’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct that the benefits to which such Participant otherwise would be entitled shall be made to such Participant’s legal representative, or to a relative or friend of such Participant for such Participant’s benefit, or the Plan Administrator may direct the application of such benefits for the benefit of such Participant. Any payment made in accordance with the provisions of this Section 10.8 shall be a full and complete discharge of any liability for such payment under the Plan.
     10.9 Limit on Liability. Nothing contained in this Plan shall impose on the Plan Administrator, the Employer, or any directors, officers or Employees of the Employer any liability for the payment of benefits under this Plan other than liabilities resulting from willful neglect or fraud. The liability of the Employer for benefits shall be limited to the benefits provided under this Plan.
     10.10 Method of Compensation Reduction. Each payment of benefits shall be reflected by concurrent and equivalent reduction in Compensation payments to the Participant. Benefits shall be paid by the Employer in the amounts applicable to each Participant based on the Participant’s status and benefit levels as selected for each Qualified Benefit on the annual enrollment form.

     10.11 Gender and Number. Where the context permits, words denoting the masculine gender shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
     10.12 Controlling State Law. To the extent not superseded by the laws of the United States, the laws of the State of Texas shall be controlling in all matters relating to the Plan.
     10.13 Severability. In case any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.
     10.14 Statutory References. All references to the Code and ERISA include reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section of subsection.
     10.15 Headings. Section headings and titles are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.
     IN WITNESS WHEREOF, the amendment and restatement of this Plan has been executed this                      day of                                         , 2008, effective as of the day and year first written above.

STERLING CHEMICALS, INC.

By:

Name:

Title:

EXECUTION PAGE TO THE
STERLING CHEMICALS, INC.
FLEXIBLE SPENDING ACCOUNT PLAN

HEALTH CARE EXPENSE REIMBURSEMENT SUPPLEMENT TO THE
STERLING CHEMICALS, INC. FLEXIBLE SPENDING ACCOUNT PLAN
SECTION 1.
Introduction
     Sterling Chemicals, Inc. desires to merge the Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan into a single plan. The provisions contained in this supplement shall constitute the Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Flexible Spending Account Plan, which is the merger of and an amendment and restatement of the Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan (collectively, “Former Supplements”) as they existed immediately prior to the Effective Date of this merged and restated plan. The Former Supplements were originally effective as of August 1, 1986 and were amended and restated as of January 1, 1991.
     The Health Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Flexible Spending Account Plan (“Supplement”) is hereby amended and restated effective January 1, 2008, to read as hereinafter set forth:
     1.1 The Supplement. The purpose of this Supplement is to enable the eligible Employees of Sterling Chemicals, Inc. (“Company” or “Plan Sponsor”) and its Affiliated Employers to elect to receive reimbursements of Qualifying Health Care Expenses that are excludable from the Participants’ gross income under Section 105(b) of the Internal Revenue Code of 1986, as amended (“Code”).
     1.2 Health Care Expense Reimbursement Plan Status. This Supplement is intended to qualify as a medical reimbursement plan under Section 105(b) of the Code and is to be interpreted in a manner consistent with the requirements of Section 105.
     1.3 Plan Administrator. This Supplement is administered by the Employee Benefits Plans Committee which is given the authority by the Company to serve as Plan Administrator (“Plan Administrator”). The Plan Administrator shall be a “Named Fiduciary” for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     1.4 Component of Plan. This Supplement is a component of the Sterling Chemicals, Inc. Flexible Spending Account Plan (the “Plan”), and the applicable provisions of the Plan are hereby incorporated by reference into this Supplement. The Company shall separately account for the reimbursements made under this Supplement.
     1.5 Effective Date. The Effective Date of this amended and restated Supplement shall be January 1, 2008.

     1.6 Plan Year. This Supplement is administered on the basis of a Plan Year. The Plan Year is the accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.
SECTION 2.
Definitions
     Wherever used herein, the following terms have the following meaning unless a different meaning is clearly required by the context:
     2.1 Claims Administrator. “Claims Administrator” shall mean the Plan Administrator or the entity designated by the Plan Administrator to receive and process claims for reimbursement under this Supplement.
     2.2 Dental Plan. “Dental Plan” means the Dental Plan maintained by the Employer for eligible Employees.
     2.3 Dependent. “Dependent” shall mean any individual who falls within the definition of dependent provided in Section 152 of the Code.
     2.4 Employer. “Employer” shall mean the Company and any other Affiliated Employer of the Company that has adopted the Plan.
     2.5 Health Care Expense Reimbursement Account. “Health Care Expense Reimbursement Account” shall mean the account described in Section 4 hereof.
     2.6 Medical Benefits Plan. “Medical Benefits Plan” shall mean the Medical Benefits Plan maintained by the Employer for eligible Employees.
     2.7 Participant. “Participant” shall mean any individual employed by an Employer who is a Participant in the Plan and in this Supplement.
     2.8 Qualifying Health Care Expense. “Qualifying Health Care Expense” shall mean an expense incurred by a Participant, or by the spouse or Dependent of such Participant, for medical care as defined in Section 213 of the Code and as determined by the Claims Administrator (including, without limitation, amounts paid for hospital bills, doctor and dental bills and drugs, excluding certain expenses set forth in Section 5.3), but only to the extent that the Participant or other person incurring the expense is not reimbursed for the expense through the Medical Benefits Plan, Dental Plan, any health maintenance organization, an insurance arrangement, a self-insured medical benefits plan, another Section 125 cafeteria plan or otherwise (other than under this Supplement).

SECTION 3.
Maximum and Minimum Amount of Reimbursement
     Effective as of January 1, 2008, the maximum amount by which a Participant may reduce his or her Compensation under this Supplement in any Plan Year shall be $5,000.
SECTION 4.
Health Care Expense Reimbursement Accounts
     4.1 Establishment of Accounts. The Company shall establish and maintain on its books a Health Care Expense Reimbursement Account for each Plan Year with respect to each Participant who has elected to receive reimbursement of Qualifying Health Care Expenses incurred during the Plan Year.
     4.2 Crediting of Accounts. There shall be credited to a Participant’s Health Care Expense Reimbursement Account for each Plan Year, as of each regular pay date in such Plan Year, an amount equal to the reduction, if any, to be made in such Compensation in accordance with the Participant’s election and Earnings Reduction Agreement under the Plan.
     4.3 Debiting of Accounts. A Participant’s Health Care Expense Reimbursement Account for each Plan Year shall be debited from time to time in the amount of any reimbursement under Section 5 to or for the benefit of the Participant for Qualifying Health Care Expenses incurred during such Plan Year.
     4.4 Uniform Coverage. The maximum amount of reimbursement elected by a Participant for a Plan Year shall be available at all times during such Plan Year (properly reduced as of any particular time for prior reimbursements for the same Plan Year).
SECTION 5.
Payment of Health Care Reimbursement
     5.1 Claims for Reimbursement. A Participant who has elected to receive health care reimbursement for a Plan Year may apply to the Claims Administrator for reimbursement of Qualifying Health Care Expenses incurred during the Plan Year by submitting a claim in writing to the Claims Administrator, in such form as the Claims Administrator may prescribe The claim shall set forth:
     (a) the amount, date and nature of the expense with respect to which a benefit is requested;
     (b) the name of the person, organization or entity to which the expense was paid;
     (c) such other information as the Claims Administrator may from time to time require; and
     (d) the amount recovered from any health maintenance organization or third party or under any insurance arrangement, the Company’s Medical Benefits Plan or

Dental Plan, any other self-insured medical benefits plan, any other Section 125 cafeteria plan, or any other plan or arrangement with respect to the expense.
     Such application shall be accompanied by bills, invoices, receipts, canceled checks or other statements showing the amounts of such expenses, together with any additional documentation which the Claims Administrator may request.
     Expenses are treated as having been incurred when the Participant, spouse or Dependent is provided with the medical care that gives rise to the medical expenses, and not when the Participant, spouse or Dependent is formally billed or charged for, or pays for the medical care. In addition, a Participant will not be reimbursed for any expenses incurred before the date the Participant is first enrolled under this Supplement.
     5.2 Included Expenses. Provided that they otherwise constitute Qualifying Health Care Expenses, and that the Participant follows the claim procedure set forth in Section 5.1, reimbursable expenses under this Supplement shall include but not be limited to:
     (a) medical insurance deductibles and co-payments under the Medical Benefits Plan and the Dental Plan;
     (b) routine physical examinations and well baby care;
     (c) vision care, including examinations and purchase of eyeglasses and contact lenses;
     (d) hearing care, including examinations and hearing aids;
     (e) charges for any non-prescription drug or medicine (to the extent allowed by the Internal Revenue Service);
     (f) adult orthodontia and other unreimbursed qualifying dental expenses; and
     (g) cosmetic surgery if needed to ameliorate a deformity arising from, or directly related to, a congenital abnormality, a personal injury resulting from an accident or trauma, or a disfiguring disease.
     5.3 Excluded Expenses. Notwithstanding the foregoing, expenses not covered by the Supplement include the following:
     (a) expenses for which the Participant (or his or her spouse or Dependent) is eligible for reimbursement under the Medical Benefits Plan or the Dental Plan;
     (b) expenses for which the Participant (or his or her spouse or Dependent) is eligible for reimbursement through any health maintenance organization, any insurance arrangement, any other self-insured medical benefits plan, or any other Section 125 cafeteria plan;
     (c) charges for which a payment from a third party have been or will be received;
     (d) charges for any occupational illness or injury;
     (e) charges for non-medical custodial care;

     (f) charges for capital improvements unless prior approval of the Plan Administrator is received;
     (g) charges for travel, whether or not recommended by a physician, incurred to allow the Participant a rest, vacation or change; and
     (h) cosmetic surgery unless it qualifies under Section 5.2(f).
     5.4 Reimbursement of Expenses. The Claims Administrator shall reimburse the Participant from the Participant’s Health Care Expense Reimbursement Account for Qualified Health Care Expenses incurred during the Plan Year for which the Participant submits documentation in accordance with Section 5.1.
     5.5 Notification of Eligible Employees. The Plan Administrator shall provide reasonable notification of the availability and terms of this Supplement to eligible Employees.
     5.6 Forfeitures. Amounts remaining in a Participant’s Health Care Expense Reimbursement Account after the expiration of the period during which claims for reimbursement for a Plan Year may be submitted shall be forfeited.
     5.7 Grace Period. Notwithstanding anything herein to the contrary, Qualifying Health Care Expenses incurred during the period through the fifteenth day of the third month following the close of the Plan Year (the “Grace Period”) may be paid or reimbursed from unused amounts set aside for health care expense reimbursement that remain unused at the end of the immediately preceding Plan Year. A Participant who has unused amounts relating to the Supplement from the immediately preceding Plan Year and who incurs expenses under the Supplement during the Grace Period may be paid or reimbursed for those expenses from the unused amounts for the Supplement as if the expenses had been incurred in the immediately preceding Plan Year, except that the Grace Period will not apply to a Participant whose employment with the Employer has terminated (unless (i) employment terminates during the Grace Period (in which the Participant may submit claims for reimbursement for the duration of the Grace Period) or (ii) the Participant has COBRA continuation coverage in place with respect to this Supplement as of the last day of the Plan Year). Notwithstanding anything to the contrary, unused amounts relating to the Supplement may only be used to pay or reimburse expenses incurred with respect to the Supplement and not with respect to any other Qualified Benefit (as defined in the Plan) under the Plan. To the extent that any unused amounts from the immediately preceding Plan Year exceed the expenses for the Supplement incurred during the Grace Period, those remaining unused amounts may not be carried forward to any subsequent period and shall be forfeited pursuant to Section 5.6.
SECTION 6.
HIPAA Privacy and Security Standards
     6.1 Disclosure of Protected Health Information to the Plan Sponsor Upon Receipt of Certification of Compliance by Plan Sponsor. In accordance with the privacy and security rules under the Health Insurance Portability and Accountability Act (“HIPAA”), this Supplement may only disclose protected health information to the Plan Sponsor upon receipt of the Plan Sponsor’s certification that the Plan Sponsor agrees to:

     (a) Not use or further disclose the information other than as permitted or required by the Supplement documents or as required by law;
     (b) Ensure that any agents, including a subcontractor, to whom it provides protected health information received from the Supplement agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to such information;
     (c) Not use or disclose the information for employment-related actions and decisions or in connection with any other benefit plan of the Plan Sponsor;
     (d) Report to the Supplement any use or disclosure of the information that is inconsistent with the uses or disclosures provided for of which it becomes aware;
     (e) Make available protected health information in accordance with 45 CFR 164.524;
     (f) Make available protected health information for amendment and incorporate any amendments to protected health information in accordance with 45 CFR 164.526;
     (g) Make available the information required to provide an accounting of disclosures in accordance with 45 CFR 164.528;
     (h) Make its internal practices, books and records relating to the use and disclosure of protected health information received from the Supplement available to Health and Human Services for purposes of determining the Supplement’s compliance with the privacy rules;
     (i) If feasible, return or destroy all protected health information received from the Supplement that the Plan Sponsor still maintains in any form and retain no copies of such information when no longer needed for the purpose for which disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible; and
     (j) Ensure that adequate separation between the Supplement and the Plan Sponsor has been established.
     6.2 Permitted Uses and Disclosures of Protected Health Information to the Plan Sponsor. The Supplement (and any business associate acting on behalf of the Supplement) will disclose protected health information to the Plan Sponsor only to permit the Plan Sponsor to carry out administrative functions in relation to the Supplement. Such disclosures shall be consistent with the provisions of 45 CFR 164.
     6.3 Disclosures of Summary Health Information and Enrollment and Disenrollment Information to the Plan Sponsor. The Supplement (and any business associate acting on behalf of the Supplement) may disclose summary health information to the Plan Sponsor if the Plan Sponsor requests summary health information for the purpose of modifying, amending or terminating the Supplement.
     The Supplement may disclose to the Plan Sponsor information on whether an individual is participating in the Plan or whether an individual is enrolled in or has disenrolled from the Supplement.

     6.4 Required Separation Between the Plan and the Plan Sponsor. In accordance with 45 CFR 164.504(f)(2)(iii), the Company shall designate those classifications of employees or workforce members under the control of the Plan Sponsor who may be provided access to protected health information received from the Supplement. Such authorized individuals include employees and contractors within the Human Resources Department and Health Services Department of the Company.
     Such authorized personnel may receive protected health information relating to payment under, health care operations of, or other matters pertaining to plan administration functions that the Plan Sponsor provides for the Supplement. These individuals shall have access to protected health information solely to perform their job functions for the Plan Sponsor and they will be subject to disciplinary action for any use or disclosure of protected health information in violation of the provisions of this Section 6 or the provisions of 45 CFR 164. The Plan Sponsor shall promptly report any such breach or violation to the Supplement and will cooperate to correct the violation, to impose appropriate disciplinary action and to mitigate any deleterious effect of such violation.
     6.5 Plan Sponsor’s Obligations to Safeguard Electronic Protected Health Information. Where electronic protected health information will be created, received, maintained or transmitted to or by the Plan Sponsor on behalf of the Supplement, the Plan Sponsor shall reasonably safeguard such electronic protected health information as follows:
     (a) The Plan Sponsor shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic protected health information that the Plan Sponsor creates, maintains or transmits on behalf of the Supplement;
     (b) The Plan Sponsor shall ensure that any agents, including a subcontractor, to whom it provides electronic protected health information agree to implement reasonable and appropriate security measures to protect such information;
     (c) The Plan Sponsor shall ensure that the adequate separation required by 45 CFR 164.504(f)(2)(iii) is supported by reasonable and appropriate security measures; and
     (d) The Plan Sponsor shall report to the Supplement any security incident (as defined in 45 CFR 164.304) of which it becomes aware.
SECTION 7.
Claims Provisions
     7.1 Claims. Claims for benefits under this Supplement shall be made on forms maintained by the Claims Administrator. To obtain reimbursement for medical expenses hereunder, a Participant must submit a request for reimbursement for medical expenses incurred, together with such evidence of payment of such expenses as shall be required by the Claims Administrator in accordance with rules uniformly applied.
     7.2 Denial of Coverage. If any claim for benefits under this Supplement is denied in whole or in part, the Claims Administrator shall furnish the claimant promptly with a written notice:

(a) setting forth the reason for the denial;
(b) citing the Supplement provisions upon which such denial is based;
(c) describing any additional material or information from the claimant which is necessary in order for the claimant to perfect his claim and why; and
(d) explaining the claim review procedure set forth herein.
     7.3 Timing of Adverse Claim Determinations. The Claims Administrator will notify the claimant of the Supplement’s adverse benefit determination within a reasonable period of time but no later than 30 days after receipt of the claim. If matters beyond control of the Claims Administrator require an extension, the Claims Administrator may have up to 15 additional days to review the claim; provided that the Claims Administrator notifies the claimant prior to the expiration of the original 30 day period. If such an extension is necessary due to a failure of the claimant to submit the information necessary to decide the claim, the notice of extension shall specifically describe the required information and the claimant shall be afforded at least 45 days from receipt of the notice within which to provide the specified information.
     7.4 Appeal of Denial of Coverage. Within 180 days after denial of any claim for benefits under this Supplement, the claimant may request in writing a review of the denial by the Claims Administrator. Any claimant seeking review hereunder is entitled to examine all pertinent documents, and to submit issues and comments in writing. The Claims Administrator shall render a decision on review of a claim not later than 60 days after receipt of a request for review hereunder. The decision of the Claims Administrator on review shall be in writing, shall state the reason for the decision, referring to the Supplement provisions upon which it is based and shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Supplement in connection with a claimant’s adverse benefit determination (if applicable) without regard to whether the advice was relied upon in making the benefit determination.
     The review under this Section 7.4 shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named fiduciary of the Supplement who is neither the individual who made the initial adverse benefit determination nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug or other item is not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.
     The claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. If a claim has been denied on appeal, in whole or in part, a claimant may file suit in a court of competent jurisdiction under ERISA Section 502(a).

SECTION 8.
General Provisions
     8.1 ERISA and QMCSOs. The Supplement shall provide benefits in accordance with the applicable requirements of any qualified medical child support order as defined in Section 609 of the Employee Retirement Security Act of 1974 (“ERISA”) relating to a child of a Participant (a “QMCSO”). Benefits shall be paid directly to a child covered by a QMCSO or to the child’s custodial parent or legal guardian.
     8.2 Leave of Absence. If a Participant takes a leave of absence under the federal Family and Medical Leave Act of 1993 (the “Act”), benefits shall continue to be paid under this Supplement as if the Participant remained an active Employee.
     8.3 Certificate of Creditable Coverage. At the time an individual’s coverage under the Supplement terminates, the Company shall furnish a certificate of creditable coverage under the Supplement in accordance with Section 9801 of the Code. In addition, the Company shall furnish a certificate of creditable coverage upon request of an individual made not longer than 24 months after cessation of coverage under the Supplement, and shall furnish to another group health plan upon request information on coverage of classes and categories of health benefits under the Supplement.
     8.4 Governing Law. To the extent not pre-empted by the Employee Retirement Income Security Act of 1974 (ERISA), as amended, questions concerning the proper interpretation of the terms of this agreement shall be determined in accordance with the law of the State of Texas.

DEPENDENT CARE EXPENSE REIMBURSEMENT SUPPLEMENT TO THE
STERLING CHEMICALS, INC. FLEXIBLE SPENDING ACCOUNT PLAN
SECTION 1.
Introduction
     Sterling Chemicals, Inc. desires to merge the Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan into a single plan. The provisions contained in this supplement shall constitute the Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Flexible Spending Account Plan, which is the merger of and an amendment and restatement of the Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Hourly-Paid Employees’ Flexible Spending Account Plan and the Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Salaried Employees’ Flexible Spending Account Plan (collectively, “Former Supplements”) as they existed immediately prior to the Effective Date of this merged and restated plan. The Former Supplements were originally effective as of August 1, 1986 and were amended and restated as of January 1, 1991.
     The Dependent Care Expense Reimbursement Supplement to the Sterling Chemicals, Inc. Flexible Spending Account Plan (“Supplement”) is hereby amended and restated effective January 1, 2008 to read as hereinafter set forth:
     1.1 The Supplement. The purpose of this Supplement is to enable the eligible Employees of Sterling Chemicals, Inc. (the “Company”) and its Affiliated Employers the opportunity to elect to receive reimbursements of their Dependent Care Expenses that are excludable from the Participants’ gross income under Section 129(b) of the Internal Revenue Code of 1986, as amended (“Code”).
     1.2 Dependent Care Reimbursement Program Status. This Supplement is intended to qualify as a dependent care reimbursement plan under Section 129 of the Code and is to be interpreted in a manner consistent with the requirements of Section 129.
     1.3 Plan Administrator. This Supplement is administered by the Employee Benefits Plans Committee of the Company (“Plan Administrator”).
     1.4 Component of Plan. This Supplement is a component of the Sterling Chemicals, Inc. Flexible Spending Account Plan (the “Plan”), and the applicable provisions of the Plan are hereby incorporated by reference into this Supplement. The Company shall separately account for the reimbursements made under this Supplement.
     1.5 Effective Date. The Effective Date of this amended and restated Supplement shall be January 1, 2008.
     1.6 Plan Year. This Supplement is administered on the basis of a Plan Year. The Plan Year is the accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

SECTION 2.
Definitions
     Wherever used herein, the following terms have the following meaning unless a different meaning is clearly required by the context:
     2.1 Claims Administrator. “Claims Administrator” shall mean the Plan Administrator or the entity designated by the Plan Administrator to receive and process claims for reimbursement under this Supplement.
     2.2 Dependent. As defined in Section 21(b)(1) of the Code, “Dependent” shall mean any individual who is (a) a dependent of a Participant who is under the age of 13 and with respect to whom the Participant is entitled to claim expenses on Federal Income Tax Form 2441 “Credit for Child and Dependent Care,” or (b) a dependent or spouse of a Participant who is physically or mentally incapable of caring for himself.
     2.3 Dependent Care Expense Reimbursement Account. “Dependent Care Expense Reimbursement Account” shall mean the account described in Section 4 hereof.
     2.4 Dependent Care Service Provider. “Dependent Care Service Provider” shall mean a person who provides care or other services described in Section 2.7 below, but shall not include (a) a dependent care center (as defined in Section 21(b)(2)(D) of the Code), unless the requirements of Code Section 21(b)(2)(C) are satisfied, or (b) a related individual described in Section 129(c) of the Code.
     2.5 Employer. “Employer” shall mean the Company and any other Affiliated Employer of the Company that has adopted the Plan.
     2.6 Participant. “Participant” shall mean any individual employed by an Employer who is a Participant in the Plan and in this Supplement.
     2.7 Qualifying Dependent Care Expenses. “Qualifying Dependent Care Expenses” shall mean expenses, as provided in Sections 21 and 129 of the Code and as determined by the Claims Administrator, incurred by a Participant which (a) are incurred for the care of a Dependent of the Participant or for related household services, (b) are paid or payable to a Dependent Care Service Provider, and (c) are incurred to enable the Participant to be gainfully employed for any period for which there are one or more Dependents with respect to the Participant. Qualifying Dependent Care Expenses shall not include expenses incurred for services outside the Participant’s household for the care of a Dependent unless such Dependent is described in Section 2.2 or regularly spends at least eight hours each day in the Participant’s household.
SECTION 3.
Maximum and Minimum Amount of Dependent
Care Expense Reimbursement
     The maximum amount by which a Participant may reduce his or her Compensation under this Supplement in any Plan Year shall be the least of (a) the Participant’s earned income for the

Plan Year (after all reductions in Compensation including the reduction related to dependent care reimbursement), (b) the actual or deemed earned income of the Participant’s spouse for the Plan Year, or (c) $5,000 ($2,500 in the case of a separate return by a married Participant). In the case of a spouse who is a full-time student at an educational institution or is physically or mentally incapable of caring for himself or herself, such spouse shall be deemed to have earned income of not less than $200 per month if the Participant has one Dependent and not less than $400 per month if the Participant has two or more Dependents. The minimum amount of any reimbursement in any Plan Year shall be determined by the Claims Administrator and communicated to Participants in a timely manner.
SECTION 4.
Dependent Care Expense Reimbursement Accounts
     4.1 Establishment of Accounts. The Company shall establish and maintain on its books a Dependent Care Expense Reimbursement Account for each Plan Year with respect to each Participant who has elected to receive dependent care expense reimbursement for the Plan Year.
     4.2 Crediting of Accounts. There shall be credited to a Participant’s Dependent Care Expense Reimbursement Account for each Plan Year, as of each regular pay date in such Plan Year, an amount equal to the reduction, if any, to be made in such Compensation in accordance with the Participant’s election and Earnings Reduction Agreement under the Plan.
     4.3 Debiting of Accounts. A Participant’s Dependent Care Expense Reimbursement Account for each Plan Year shall be debited from time to time in the amount of any reimbursement under Section 5 to or for the benefit of the Participant for Qualifying Dependent Care Expenses incurred during such Plan Year.
SECTION 5.
Payment of Dependent Care Expense Reimbursement
     5.1 Claims for Reimbursement. A Participant who has elected to receive dependent care expense reimbursement for a Plan Year may apply to the Claims Administrator for reimbursement of Qualifying Dependent Care Expenses incurred during the Plan Year by submitting a claim in writing to the Claims Administrator, in such form as the Claims Administrator may prescribe. The claim shall set forth:
     (a) the amount, date and nature of the expenses with respect to which a benefit is requested;
     (b) the name and tax identification number of the person, organization or entity to which the expense was paid; and
     (c) such other information as the Claims Administrator may from time to time require.

     Such application shall be accompanied by bills, invoices, receipts, canceled checks or other statements showing the amount of such expenses, together with any additional documentation which the Claims Administrator may request.
     The Claims Administrator shall reimburse the Participant only if the expenses constitute dependent care assistance expenses within the meaning of Section 129 of the Code. No expense may be submitted by a Participant if the Participant or any other person has claimed the expense as a credit or deduction for federal income tax purposes.
     Qualifying Dependent Care Expenses shall be deemed to be incurred at the time the services to which the expenses relate are rendered, and not when the Participant is formally billed or charged for, or pays for the services. In addition, a Participant will not be reimbursed for any expenses incurred before the date the Participant is first enrolled under this Supplement.
     5.2 Reimbursement of Expenses. The Claims Administrator shall reimburse the Participant from the Participant’s Dependent Care Expense Reimbursement Account for Qualifying Dependent Care Expenses incurred during the Plan Year for which the Participant submits documentation in accordance with Section 5.1. No reimbursement under this Section 5.2 of expenses incurred during a Plan Year shall at any time exceed the balance of the Participant’s Dependent Care Expense Reimbursement Account for the Plan Year at the time of the reimbursement. The amount of any Qualifying Dependent Care Expenses not reimbursed as a result of the preceding sentence shall be carried over and reimbursed only if and when the balance in such Account permits such reimbursement during the Plan Year as provided in Section 5.1.
     5.3 Notification of Eligible Employees. The Plan Administrator shall provide reasonable notification of the availability and terms of this Supplement to eligible employees.
     5.4 Report to Participants. On or before January 31st of each year, the Plan Administrator shall furnish to each Participant who has received dependent care expense reimbursement during the immediately preceding Plan Year a written statement showing the amount of such reimbursement made during such Plan Year with respect to the Participant.
     5.5 Forfeitures. Amounts remaining in a Participant’s Dependent Care Expense Reimbursement Account after the expiration of the period during which claims for reimbursement for a Plan Year may be submitted shall be forfeited.
     5.6 Grace Period. Notwithstanding anything herein to the contrary, Qualifying Dependent Care Expenses incurred during the period through the fifteenth day of the third month following the close of the Plan Year (the “Grace Period”) may be paid or reimbursed from unused amounts set aside for dependent care expense reimbursement that remain unused at the end of the immediately preceding Plan Year. A Participant who has unused amounts relating to the Supplement from the immediately preceding Plan Year and who incurs expenses for the Supplement during the Grace Period may be paid or reimbursed for those expenses from the unused amounts for the Supplement as if the expenses had been incurred in the immediately preceding Plan Year, except that the Grace Period will not apply to a Participant whose employment with the Employer has terminated (unless employment terminates during the Grace

Period in which the Participant may submit claims for reimbursement for the duration of the Grace Period). Notwithstanding anything to the contrary, unused amounts relating to the Supplement may only be used to pay or reimburse expenses incurred with respect to the Supplement and not with respect to any other Qualified Benefit (as defined in the Plan) under the Plan. To the extent that any unused amounts from the immediately preceding Plan Year exceed the expenses for the Supplement incurred during the Grace Period, those remaining unused amounts may not be carried forward to any subsequent period and shall be forfeited pursuant to Section 5.5.